SAMOYED ENERGY CORP.

Suite 2440, 10303 Jasper Ave

Edmonton, AB T5J 3N6

March 28, 2008

Advanced Voice Recognition Systems, Inc. 112 E. Spruce Street Mitchell, SD 57301 Attn: Walter Geldenhuys

Re:

Proposed Business Combination between Samoyed Energy Corp. and Advanced Voice Recognition Systems, Inc.

Dear Mr. Geldenhuys:

This will confirm our understandings that the last sentence of Section 5 of our letter of intent entered into on January 29, 2008 is amended to read, as follows:

“Should the Exchange Agreement not be ratified and signed by May 15, 2008, then the proposed business combination expires with no claim by either party against the other, unless an extension is agreed to by both parties in writing.”

Very truly yours,

SAMOYED ENERGY CORP.

By:

/s/ Lisa Jacobson

Lisa Jacobson, Director

Accepted this 28th day of March, 2008:

ADVANCED VOICE RECOGNITION SYSTEMS, INC.

By:

/s/ Walter Geldenhuys

Walter Geldenhuys, President, and

Individually as the AVRS Principal

Stockholder